2025 Annual Shareholders Meeting February 20, 2025

Forward Looking Statements This presentation contains statements about future events that constitute forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward- looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those risks previously disclosed in the Company’s filings with the SEC, general economic conditions, changes in interest rates, regulatory considerations, competition, technological developments, retention and recruitment of qualified personnel, and market acceptance of the Company’s pricing, products and services, and with respect to the loans extended by the Bank and real estate owned, the following: risks related to the economic environment in the market areas in which the Bank operates, particularly with respect to the real estate market in New Jersey; the risk that the value of the real estate securing these loans may decline in value; and the risk that significant expense may be incurred by the Company in connection with the resolution of non-performing loans. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. 2

Magyar Bancorp, Inc. Overview ▪ Magyar Bank, a New Jersey chartered savings bank originally founded in 1922, is the wholly owned subsidiary of Magyar Bancorp, Inc. ▪ Magyar Bancorp, Inc., trades on NASDAQ under the symbol MGYR. ▪ As of December 31, 2024, we had $1 billion in total assets, $805 million in loans, $849 million in deposits and $112 million in stockholders’ equity. ▪ Magyar Bank conducts its business from its main office in New Brunswick and six additional branch offices located in North Brunswick, South Brunswick, Branchburg, Martinsville and two in Edison, New Jersey. 3

4 Magyar Bank Branch Locations Martinsville, NJ North Brunswick, NJ South Brunswick, NJ New Brunswick, NJ (HQ) Inman Ave, Edison, NJ TanoMall, Edison, NJ Branchburg, NJ

Deposits by Branch Totals exclude brokered deposits. $392 $121 $96 $35 $25 $28 $57 $346 $127 $103 $42 $73 $42 $86 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 Total Deposits By Branch Total Deposits - 12/31/23 Total Deposits - 12/31/24 *Bridgewater office closed November 1, 2024. Deposits were transferred to Martinsville office.

2024 Highlights ▪ Deposits increased by 5.5% ▪ 12% Loan Growth ▪ Earnings Per Share increased to $1.23 from $1.20 ▪ Increased Dividend Payments ▪ $0.26 per share paid in 2024 compared to $.20 paid in 2023 ▪ Special dividend $0.04 per share paid in December 2024 ▪ Increased shares repurchased to 195,906 in 2024 as part of buyback program ▪ Opened new location in Martinsville October 2024 6

2024 Highlights ▪ Strong Liquidity ▪ Loan-to-Deposit ratio 95% as of 12/31/24 ▪ Recognized as 5-star Bank by Bauer Financial ▪ This is the highest rating given by Bauer ▪ Named to 2024 KBW Honor Roll ▪ Recognizes high performing banks with the strongest and/or most consistent earnings growth over the past decade 7

Financial Highlights 8

Asset Trend $300 $400 $500 $600 $700 $800 $900 $1,000 $1,100 D o l l a r s i n M i l l i o n s Loans Investments & Cash Other $1,008 $774 $907 $799 $754 9 $952

Loan Composition $- $100 $200 $300 $400 $500 $600 $700 $800 $900 9/30/20 9/30/21 9/30/22 9/30/23 9/30/24 12/31/24 D o l l a r s i n M i l l i o n s 1-4 Family Residential Commercial Real Estate (CRE) Construction Commercial/Business Home Equity Line of Credit Other 10 $780 $629 $805 $594 $611 $698

Additional CRE Detail 29.3% 9.6% 11.1% 10.7% 5.4% 15.2% 18.7% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% - 20,000 40,000 60,000 80,000 100,000 120,000 140,000 160,000 P e r c e n t a g e o f C R E L o a n s D o l l a r s i n T h o u s a n d s Owner Occupied - 38.1% Non-Owner Occupied - 61.9% % of CRE Loans 11 CRE Ratio –280% As of 12/31/24

FY 2024 Loan Origination Residential/Home Equity 25% Consumer 0% Construction 16% SBA 7% Commercial RE 48% Commercial 4% 12 $161 MillionTotal

Non-Performing Assets/Assets 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 9/30/20 9/30/21 9/30/22 9/30/23 9/30/24 12/31/24 Non-Performing Loans Other Real Estate Owned 1.63% 13 0.29% 0.60% 0.39% 1.14% 0.42%

Deposit Composition $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 9/30/20 9/30/21 9/30/22 9/30/23 9/30/24 12/31/24 D o l l a r s i n M i l l i o n s CDs (inc. IRA) Savings Accounts Money Market Accounts Checking 14 $618 $640 $668 $755 $797 $849

Higher Interest Rates Led to Higher Funding Costs 4.44% 4.61% 4.91% 5.10% 5.26% 5.35% 5.50% 5.60% 5.59% 1.27% 1.51% 2.19% 2.55% 2.80% 2.98% 3.24% 3.29% 3.05% 4.50% 5.00% 5.50% 5.50% 5.50% 5.50% 5.50% 5.00% 4.50% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% Yield on interest earning assets Cost of interest bearing funding Federal Funds Rate 15

Quarterly Net Interest Margin 3.36% 3.29% 3.17% 3.02% 3.08% 3.22% 3.09% 3.10% 3.06% 3.09% 3.09% 3.12% 3.00% 3.05% 3.10% 3.15% 3.20% 3.25% 3.30% 3.35% 3.40% 9/30/2023 12/31/2023 3/31/2024 6/30/2024 9/30/2024 12/31/2024 MGYR Net Interest Margin Average NIM - Peer Group 16 Peer Group –Mid Atlantic Banks with Assets $800M -$1.2B Source: S&P Capital IQ

Net Income 17 $2,190 $6,120 $7,919 $7,709 $7,783 $2,085 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 $9,000 FY20 FY21 FY22 FY23 FY24 Q125 D o l l a r s i n T h o u s a n d s

Earnings Per Share



$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$-
Earnings Per Share
7,500,000
7,000,000
6,500,000
6,000,000
5,500,000
5,000,000
4,500,000
4,000,000
Number of Shares
$0.38
$1.01
$1.17
$1.20
$1.23
$0.34
FY20
FY21
FY22
FY23
FY24
Q125
Earnings Per Share
Shares Outstanding

18

Magyar Bank

Book Value Per Share 19 $13.76 $14.60 $15.70 $16.98 $17.23 $8.00 $10.00 $12.00 $14.00 $16.00 $18.00 9/30/21 9/30/22 9/30/23 9/30/24 12/31/24

Stock Price Performance 20

(15%) (10%) (5%) 0% 5% 10% 15% 20% 25% 30% 35% 40% 1/31/24 3/31/24 5/31/24 7/31/24 9/30/24 11/30/24 1/31/25 MGYR LTM Stock Performance 21 KRX MGYR Stock price on 1/31/2025 -$14.34 24.37% 24.04%

0.40x 0.67x 0.68x 0.70x 0.83x 0.86x 0.87x 0.90x 0.92x 0.93x 0.93x 1.07x 1.21x 1.23x PNBK FBIP SRBK BSPA MGYR LFGP KTHN BVFL HARL DIMC CMHF AMBK TYCB HONT Median: 0.88X P/TBV vs Peers 22 Source: S&P Global Market Intelligence as of 1/31/25 MGYR stock price on 1/31/2025 -$14.34 Note: Peer defined as banks and thrifts in the Mid-Atlantic or Northeast with assets between $850mm and $1.2bn Excludes merger targets and mutual holding companies

6.00 8.00 10.00 12.00 14.00 16.00 25 50 75 Price ($) Volume (shares 000's) Vol Price MGYR Stock Performance Since IPO 23 MGYR Stock price on 1/31/2025 -$14.34 Second Step IPO Date of 7/15/2021 at $10.00 per share. 43.4%

Fiscal Year 2025 Outlook 24

Fiscal Year 2025 Outlook • Enhance shareholder value – Quarterly dividend increased to $0.06 per share – Stock buyback • Continued emphasis on community banking strategy to grow the business – Identify quality residential and commercial lending opportunities 25

Fiscal Year 2025 Outlook • Manage interest rate risk • IT Cybersecurity • Continued focus on non-interest expenses –Martinsville office produced significant cost savings –Utilize technology to achieve more efficient branches • Evaluate additional branch locations based on marketing opportunities 26

Questions? 27